Exhibit 99.1

News Release

FOR RELEASE:	CONTACT:
Date: February 1, 2010	Julie Fallon
Time: 8:30 am Eastern	Tel. (781) 356-9517
Alternate Tel. (617) 320-2401
fallon@haemonetics.com
Haemonetics Reports Double Digit Growth in Earnings Per Share for Third Quarter Fiscal 2010
Braintree, MA, February 1, 2010 – Haemonetics Corporation (NYSE: HAE) reported third quarter GAAP net revenues of $165 million, up 6%, net income of $18 million, up 13%, and earnings per share of $0.71, up 13%. Year-to-date, Haemonetics’ GAAP net revenues are $476 million, up 7%; net income is $54 million, up 20%; and earnings per share are $2.08, up 20%.
Excluding restructuring charges in fiscal 2009 which did not recur in fiscal 2010, adjusted third quarter net income growth was 11% and adjusted earnings per share growth was 11%. Adjusted year-to-date net income growth is 16% and earnings per share are up 16%.1
Haemonetics ended the third quarter with $169 million in cash and $20 million of debt, and generated $21 million of free cash flow. The Company spent $34 million on share repurchases in the quarter, completing a $40 million share repurchase plan.
Brian Concannon, Haemonetics’ President and CEO, said, “As we close out the year, we are well positioned to continue our legacy of delivering consistent, double digit operating income and earnings per share growth. Revenue results are solid with growth spread across multiple product lines. Our blood management solutions are gaining traction particularly in our hospital products, and that is translating into results. And our announcement this morning of our intent to acquire Global Med Technologies Inc., reinforces our commitment to being the leading provider of blood management solutions for our customers.”
In addition to revenue and earnings growth, Haemonetics reported the following results (comparisons also exclude the restructuring charges in last fiscal year): In the quarter, gross margin is 51.7%, up 140 basis points. Operating expenses are $60 million, up 12%. Operating income is $26 million, up 4%, and operating margin is 15.6%, down 40 basis points. Key strategic investments were made in the quarter, and full year expenses are in line with expectations. Year-to-date, gross margin is 52.4%, up 160 basis points. Operating expenses are $170 million, up 9%. Operating income is $79 million, up 13%, and operating margin is 16.6%, up 90 basis points. 1
The Company tightened its full year guidance ranges to 8-9% revenue growth (from 8-11%) and earnings per share in a range of $2.80 to $2.85 (from $2.75-$2.85). Operating income growth guidance increases to 15-16% (from 12-15%).
STRATEGIC AND SEGMENT GROWTH HIGHLIGHTS
Haemonetics continues to make progress expanding its business. The Company reported the following highlights related to its blood management solutions strategy:
•	An Agreement and Plan of Merger signed with Global Med Technologies, Inc. to substantially complete the software component of Haemonetics’ blood management solutions offering

•	12 customers currently engaged in Haemonetics’ comprehensive, account-wide blood management programs

•	8 customers engaged in device-specific blood management programs

•	29 accounts having completed the baseline assessment for Haemonetics’ solutions for device implementation in specific departments

•	OrthoPAT® orthopedic perioperative autotransfusion system consumables sales increased 8%
Haemonetics Corporation • 400 Wood Road • Braintree, MA 02184 USA

News Release
•	TEG® hemostasis analyzer consumables sales increased 18%

•	CardioPAT® cardiovascular perioperative autotransfusion system consumables sales increased 25%
As noted, Haemonetics’ third quarter fiscal 2010 revenues were $165 million, up 6%. Reported revenues break down as follows:
Plasma disposables revenue was $59 million for the quarter, up 10%. Year-to-date Plasma revenues are $177 million, up 18%. As anticipated, plasma collection growth moderated in the quarter sequentially, but even as plasma collection growth moderates, Haemonetics expects its plasma business will continue to be an ongoing revenue growth driver. The Company will continue to benefit not only from market growth, but also from market share gains and price improvements. Haemonetics expects full year Plasma revenue growth in a range of 18-19%.
Platelet disposables (formerly reported as Blood Bank) revenue was $40 million for the quarter, up 9%. Year-to-date Platelet revenues are $111 million, up 3%. Platelet sales were strong in the quarter against the first half of fiscal 2010 as the distribution business in key markets strengthened. Haemonetics expects full year Platelet revenue growth in a range of 1-2%.
Red Cell disposables revenue was $12 million for the quarter, down 8%. Year-to-date Red Cell revenues are $35 million, down 4%. Aggregate demand for red cells by hospitals remains down from last year, stemming partly from an increased focus by hospitals on transfusion triggers and the reduction in elective surgeries. The reduced demand for blood continues to impact Haemonetics’ automated red cell collection systems. Haemonetics anticipates annual Red Cell revenue will decline 4-5%.
Software Solutions revenue was $8 million for the quarter, up 9%. Year-to-date Software Solutions revenues are $26 million, up 18%. Haemonetics benefited from sales from its acquired companies, Altivation® and Neoteric, whose sales were not included in the third quarter of last fiscal year. Haemonetics estimates annual Software Solutions revenue growth of 9-13%.
Haemonetics’ Hospital disposable systems grew in the quarter as the Company’s blood management solutions began to influence hospitals’ purchasing. By product line, Surgical revenue was $18 million, up 1% in the quarter, and $52 million, up 2% year-to-date. OrthoPAT disposables revenue was $10 million, up 8% in the quarter, and $27 million, up 3% year-to-date. Diagnostics revenue was $6 million in the quarter, up 11%, and $15 million, flat year-to-date. Unlike Haemonetics’ other products in which the Company reports disposables revenues separately, Diagnostics revenues include equipment and disposable sales. Year-to-date Diagnostics revenues have been impacted by the decline in hospital capital spending. Haemonetics saw a reversal of that trend in the third quarter for positive overall revenues. Year-to-date Diagnostics disposables revenue growth is up 12%. Haemonetics expects revenue will be up 4-5% for Surgical, up 5-7% for the OrthoPAT system, and up 7-9% for Diagnostics for the year.
Mr. Concannon added, “I am pleased to report several product line revenue growth rates increasing sequentially even as our Plasma business growth rates moderate as anticipated. Revenue growth reflects a more balanced product mix now that we’re seeing recovery in other product lines and geographies. Beyond the improving macro environment, our blood management solutions are gaining traction.”
Haemonetics has posted several items on its website: fiscal 2010 guidance; income scenarios reflecting guidance ranges; and potential fiscal 2010 product line growth. The information is posted at http://www.haemonetics.com/site/content/investor/guidance.asp.
Haemonetics Corporation • 400 Wood Road • Braintree, MA 02184 USA

News Release
CONFERENCE CALL
Haemonetics will host a webcast on Monday, February 1st at 10:00 am Eastern to discuss these results. Interested parties can participate at http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=72118&eventID=2662404.
Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing innovative blood management solutions for our customers. Together, our devices and consumables, information technology platforms, and consulting services deliver a suite of business solutions to help our customers improve clinical outcomes and reduce the cost of healthcare for blood collectors, hospitals, and patients around the world. Our technologies address important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit our web site at http://www.haemonetics.com.
This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers’ ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.
This release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities. Atlas Acquisition Corp.’s, a wholly-owned subsidiary of Haemonetics, tender offer for the shares of Global Med’s capital stock has not commenced. The solicitation and the offer to buy shares of Global Med’s capital stock will only be made pursuant to a tender offer statement on a Schedule TO, including an offer to purchase and other related material that Atlas Acquisition Corp. intends to file with the SEC. Global Med will file a solicitation/recommendation statement on Schedule 14D-9. Once filed, Global Med stockholders should read all of these materials carefully prior to making any decisions with respect to the offer because they contain important information.
Once filed, Global Med stockholders will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, and related materials with respect to the offer, free of charge at the SEC’s website at www.sec.gov, from the information agent named in the tender offer materials, or by sending a written request to Atlas Acquisition Corp. Requests for documents from Atlas Acquisition Corp. or Haemonetics should be submitted in writing to Haemonetics, Attn: Investor Relations, 400 Wood Road, Braintree, MA 02184 USA. In addition, Haemonetics and Global Med each file annual, quarterly, and other reports with the SEC. Copies of these reports or other SEC filings are available for free at the SEC public reference room at 100 F Street, NE, Washington, DC 20549 and www.sec.gov.

[1]	A reconciliation of GAAP to adjusted financial results is included at the end of the financial sections of this press release as well as on the web at http://www.haemonetics.com/investors. In the third quarter and year-to-date of fiscal 2009, Haemonetics incurred $0.4 million and $2.7 million respectively in pre-tax restructuring costs. Haemonetics has incurred no restructuring costs year-to-date in fiscal 2010.
Haemonetics Corporation • 400 Wood Road • Braintree, MA 02184 USA

Haemonetics Corporation Financial Summary
(Unaudited data in thousands, except per share data)
Consolidated Statements of Income for the Third Quarter FY10

	12/26/09	12/27/08	% Inc/(Dec)
	As Reported/	As Reported	vs Prior Year
NET REVENUES	$165,169	$155,447	6.3%
Gross profit	85,447	78,296	9.1%

R&D	6,461	5,840	10.6%
S,G&A	53,151	47,965	10.8%

Operating expenses	59,613	53,805	10.8%

Operating income	25,835	24,491	5.5%
Interest expense	(248)	(20)	1140.0%
Interest income	56	469	(88.1%)
Other (expense)/income, net	(266)	(1,451)	(81.7%)

Income before taxes	25,377	23,489	8.0%

Tax expense	7,091	7,273	(2.5%)

NET INCOME	$18,286	$16,216	12.8%

Net income per common share assuming dilution	$0.71	$0.62	13.4%

Weighted average number of shares
Basic	25,289	25,375
Diluted	25,907	26,056

			Inc/(Dec) vs
			prior year profit
Profit Margins:			margin %
Gross profit	51.7%	50.4%	1.4%
R&D	3.9%	3.8%	0.2%
S,G&A	32.2%	30.9%	1.3%
Operating income	15.6%	15.8%	(0.1%)
Income before taxes	15.4%	15.1%	0.3%
Net income	11.1%	10.4%	0.6%

Consolidated Statements of Income for FY10 Year-To-Date

	12/26/09	12/27/08	% Inc/(Dec) vs
	As Reported/	As Reported	Prior Year
NET REVENUES	$476,326	$445,482	6.9%
Gross profit	249,357	226,022	10.3%

R&D	19,714	16,901	16.6%
S,G&A	150,459	141,687	6.2%

Operating expenses	170,173	158,588	7.3%

Operating income	79,184	67,434	17.4%
Interest expense	(722)	(54)	1237.0%
Interest income	309	1,623	(81.0%)
Other (expense)/income, net	(1,389)	(2,366)	(41.3%)

Income before taxes	77,382	66,637	16.1%

Tax expense	22,973	21,272	8.0%

NET INCOME	$54,409	$45,365	19.9%

Net income per common share assuming dilution	$2.08	$1.73	20.0%

Weighted average number of shares
Basic	25,544	25,340
Diluted	26,150	26,163

			Inc/(Dec) vs
			prior year profit
Profit Margins:			margin %
Gross profit	52.4%	50.7%	1.6%
R&D	4.1%	3.8%	0.3%
S,G&A	31.6%	31.8%	(0.2%)
Operating income	16.6%	15.1%	1.5%
Income before taxes	16.2%	15.0%	1.3%
Net income	11.4%	10.2%	1.2%

Revenue Analysis for the Third Quarter and Year-To-Date FY10

	Third Quarter
	12/26/09	12/27/08	% Inc/(Dec) vs
	As Reported/	As Reported	Prior Year
Revenues by geography
United States	$74,997	$73,448	2.1%
International	$90,172	$81,999	10.0%

Net revenues	$165,169	$155,447	6.3%

Disposable revenues

Plasma disposables	$59,177	$53,594	10.4%

Blood bank disposables
Platelet	$39,793	$36,435	9.2%
Red cell	$12,022	$13,051	(7.9%)

	$51,815	$49,486	4.7%

Hospital disposables
Surgical	$17,864	$17,742	0.7%
OrthoPAT	$9,864	$9,112	8.3%
Diagnostics	$5,813	$5,225	11.3%

	$33,541	$32,079	4.6%

Subtotal	$144,533	$135,159	6.9%

Software solutions	$8,256	$7,576	9.0%
Equipment & other	$12,380	$12,712	(2.6%)

Net revenues	$165,169	$155,447	6.3%

	Nine Months Ended
	12/26/09	12/27/08	% Inc/(Dec) vs
	As Reported/	As Reported	Prior Year
Revenues by geography
United States	$225,223	$205,748	9.5%
International	$251,103	$239,734	4.7%

Net revenues	$476,326	$445,482	6.9%

Disposable revenues

Plasma disposables	$177,469	$150,386	18.0%

Blood bank disposables
Platelet	$111,350	$108,388	2.7%
Red cell	$35,285	$36,651	(3.7%)

	$146,635	$145,039	1.1%

Hospital disposables
Surgical	$51,920	$50,995	1.8%
OrthoPAT	$27,126	$26,301	3.1%
Diagnostics	$15,092	$15,082	0.1%

	$94,138	$92,378	1.9%

Subtotal	$418,242	$387,803	7.8%

Software solutions	$25,810	$21,913	17.8%
Equipment & other	$32,274	$35,766	(9.8%)

Net revenues	$476,326	$445,482	6.9%

Consolidated Balance Sheets

	Period ending
	12/26/09	3/29/09
Assets
Cash & cash equivalents	$168,993	$156,721
Accounts receivable, net	114,732	113,598
Inventories, net	78,806	76,522
Other current assets	31,577	35,552

Total current assets	394,107	382,393
Net PP&E	154,006	137,807
Other assets	154,099	129,493

Total assets	$702,212	$649,693

	Period ending
	12/26/09	3/29/09
Liabilities & Stockholders’ Equity
S/T debt & current maturities	$15,132	$695
Other current liabilities	92,013	92,168

Total current liabilities	107,145	92,863
Long-term debt	4,778	5,343
Other long-term liabilities	17,209	11,603
Stockholders’ equity	573,080	539,884

Total liabilities & equity	$702,212	$649,693

Free Cash Flow Reconciliation

	Three Months Ended
	12/26/09	12/27/08
GAAP cash flow from operations	$32,502	$30,881

Capital expenditures	(11,996)	(16,895)
Proceeds from sale of property, plant and equipment	227	25

Net investment in property, plant and equipment	(11,769)	(16,870)

Free cash flow	$20,733	$14,011

	Nine Months Ended
	12/26/09	12/27/08
GAAP cash flow from operations	$93,981	$72,658

Capital expenditures	(44,876)	(45,670)
Proceeds from sale of property, plant and equipment	610	2,522

Net investment in property, plant and equipment	(44,266)	(43,148)

Free cash flow	$49,715	$29,510

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures
Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided below that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, inform business decision making, and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring costs from our GAAP expenses. These restructuring costs result from a significant transformation of our business during our fiscal years 2009 and 2008. This transformation resulted in the formation of a shared service center in Europe, exiting various offices across Europe and Japan and, most recently, in repositioning our technical operations organization. We believe this information is useful for investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.
Non-GAAP Gross Profit
The use of these non-GAAP measures allows management to monitor the level of total gross profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.
Non-GAAP S,G&A and Non-GAAP Operating Expenses
The use of this non-GAAP measure allows management to monitor the ongoing level of spend that is necessary to support the business in a period when we are not transforming our business or completing an acquisition of in-process research and development. We establish our budgets, forecasts, and performance targets excluding these costs.
Non-GAAP Operating Income and Non-GAAP Income before Income Taxes
The use of these non-GAAP measures allows management to monitor the level of operating and total pre-tax profits without the costs of our business transformation. We establish our budgets, forecasts, and performance targets on this basis.
Non-GAAP Net Income and Earnings per Share
The use of these non-GAAP measures allows management to monitor the level of net income and earnings per share excluding both the costs of our business transformation, as well as any related tax effects. We establish our budgets, forecasts, and performance targets on this basis.

Reconciliation of Non-GAAP Measures for the Third Quarter of FY10 and FY09

	12/26/09	12/27/08
Non-GAAP gross profit
GAAP gross profit	$85,447	$78,296
Restructuring costs	0	0

Non-GAAP gross profit	$85,447	$78,296

Non-GAAP S,G&A
GAAP S,G&A	$53,151	$47,965
Restructuring costs	0	(432)

Non-GAAP S,G&A	$53,151	$47,533

Non-GAAP operating expenses
GAAP operating expenses	$59,613	$53,805
Restructuring costs	0	(432)

Non-GAAP operating expenses	$59,613	$53,373

Non-GAAP operating income
GAAP operating income	$25,835	$24,491
Restructuring costs	0	432

Non-GAAP operating income	$25,835	$24,923

Non-GAAP income before taxes
GAAP income before taxes	$25,377	$23,489
Restructuring costs	0	432

Non-GAAP income before taxes	$25,377	$23,921

Non-GAAP net income
GAAP net income	$18,286	$16,216
Restructuring costs	0	432
Tax benefit associated with restructuring costs	0	(152)

Non-GAAP net income	$18,286	$16,496

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$0.71	$0.62
Restructuring costs after tax per common share assuming dilution	$0.00	$0.01

Non-GAAP net income per common share assuming dilution	$0.71	$0.63

Reconciliation of Non-GAAP Measures for the First Nine Months of FY10 and FY09

	12/26/09	12/27/08
Non-GAAP gross profit
GAAP gross profit	$249,357	$226,022
Restructuring costs	0	72

Non-GAAP gross profit	$249,357	$226,094

Non-GAAP S,G&A
GAAP S,G&A	$150,459	$141,687
Restructuring costs	0	(2,605)

Non-GAAP S,G&A	$150,459	$139,082

Non-GAAP operating expenses
GAAP operating expenses	$170,173	$158,588
Restructuring costs	0	(2,605)

Non-GAAP operating expenses	$170,173	$155,983

Non-GAAP operating income
GAAP operating income	$79,184	$67,434
Restructuring costs	0	2,677

Non-GAAP operating income	$79,184	$70,111

Non-GAAP income before taxes
GAAP income before taxes	$77,382	$66,637
Restructuring costs	0	2,677

Non-GAAP income before taxes	$77,382	$69,314

Non-GAAP net income
GAAP net income	$54,409	$45,365
Restructuring costs	0	2,677
Tax benefit associated with restructuring costs	0	(939)

Non-GAAP net income	$54,409	$47,103

Non-GAAP net income per common share assuming dilution
GAAP net income per common share assuming dilution	$2.08	$1.73
Restructuring costs after tax per common share assuming dilution	$0.00	$0.07

Non-GAAP net income per common share assuming dilution	$2.08	$1.80